Exhibit 21
HLI Parent Company, Inc. (Delaware)
HLI Operating Company, Inc. (Delaware)
HLI Wheels Holding Company, Inc. (Delaware)
Hayes Lemmerz International — Sedalia, Inc. (Delaware)
Hayes Lemmerz International — Howell, Inc. (Michigan)
Hayes Lemmerz International — Huntington, Inc. (Indiana)
Hayes Lemmerz International — Georgia, Inc. (Delaware)
Hayes Lemmerz International Import, Inc. (Delaware)
Hayes Lemmerz International — California, Inc. (Delaware)
HLI Commercial Highway Holding Company, Inc. (Delaware)
Hayes Lemmerz International — Commercial Highway, Inc. (Delaware)
HLI Powertrain Holding Company, Inc. (Delaware)
Hayes Lemmerz International — Wabash, Inc. (Indiana)
Hayes Lemmerz International — Laredo, Inc. (Texas)
Industrias Fronterizas HLI, S.A. de C.V. (Mexico)
HLI Brakes Holding Company, Inc. (Delaware)
HLI Suspension Holding Company, Inc. (Delaware)
HLI Services Holding Company, Inc. (Delaware)
Hayes Lemmerz International — Technical Center, Inc. (Michigan)
HLI Realty, Inc. (Michigan)
Hayes Funding I, LLC (Delaware)
Hayes Funding II, Inc. (Delaware)
Hayes Lemmerz International — Kentucky, Inc. (Delaware)
HLI Netherlands Holdings, Inc. (Delaware)
Hayes Lemmerz International — New York, Inc. (New York)
Hayes Lemmerz Finance LLC (Delaware)
Hayes Lemmerz Japan, K.K. (Japan)
Hayes Lemmerz Finance LLC — Luxembourg S.C.A.(Luxembourg)
Hayes Lemmerz Luxembourg Holdings S.a r.l. (Luxembourg)
HLI European Holdings ETVE, S.L. (Spain)
HLI European Holdings S.a r.l. (Luxembourg)
Hayes Lemmerz Czech Holdings s.r.o. (Czech Republic)
Hayes Lemmerz Germany Holdings GmbH (Germany)Hayes Lemmerz Aluminio S. de R. L. de C.V. (Mexico)
Hayes Lemmerz Manresa, S.L. (Spain)
Hayes Lemmerz Fabricated Holdings B.V. (Netherlands)
Hayes Lemmerz Italy Holdings, S.r.l. (Italy)
Hayes Lemmerz, S.r.l (Italy)
Automotive Overseas Investments (Proprietary) Limited (South Africa)
Hayes Lemmerz South Africa (Proprietary) Limited (South Africa)
Borlem Aluminio S.A. (Brazil)
Hayes Lemmerz Alukola, s.r.o. (Czech Republic)
Hayes Lemmerz Barcelona, S.A. (Spain)
Siam Lemmerz Co., Ltd. (Thailand)
Hayes Lemmerz Holding GmbH (Germany)
Hayes Lemmerz Werke GmbH (Germany)
Hayes Lemmerz Konigswinter GmbH (Germany)
Kalyani Lemmerz Limited (India)
Hayes Lemmerz Immobilien GmbH & Co. KG Partnership (Germany)
Hayes Lemmerz Autokola, a.s (Czech Republic)
Hayes Lemmerz Inci Jant Sanayi, A.S (Turkey)
Hayes Lemmerz Jantas Jant Sanayi ve Ticaret A.S. (Turkey)
Borlem S.A. Empreendimentos Industriais (Brazil)